                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 MARITRANS INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602
813-209-0600


March 12, 2004

Dear Fellow Maritrans Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Maritrans Inc. (the "Company"), which will be held on Thursday, April 29, 2004, at 9:00 a.m., local time, at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602.

    We plan to review the business and finances of the Company as well as answer stockholder questions. The only business matter to be considered and voted upon at the meeting will be the election of two directors to serve for three-year terms as more specifically discussed in the attached Proxy Statement. Also, attached you will find the Notice of the Annual Meeting and your Proxy Form.

    It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed Proxy Form and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your instructions. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

    We look forward to seeing you in person on April 29, 2004.

Sincerely,




/s/ Stephen A. Van Dyck
---------------------------
Stephen A. Van Dyck
Chairman of the Board

                                 MARITRANS INC.
                                Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                 Tampa, FL 33602

                    ---------------------------------------

                          NOTICE OF 2004 ANNUAL MEETING
                                 OF STOCKHOLDERS

                            To Be Held April 29, 2004

                     ---------------------------------------


       The Annual Meeting of Stockholders (the "Meeting") of Maritrans Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602 on Thursday, April 29, 2004, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

       1. The election of two directors to serve for a three (3) year term, and

       2. The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

       The close of business on March 12, 2004, has been fixed as the date of record for determining stockholders of the Company entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

       Your attention is invited to the accompanying Proxy Statement, which forms a part of this Notice. Your vote is important. Stockholders are respectfully requested by the Board of Directors to complete and sign the accompanying Proxy Form and return it to the Company in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting. If you attend the Meeting, you may revoke your proxy, if you wish, and vote in person.



                                      By Order of the Board of Directors

                                      Walter T. Bromfield
                                      Secretary



Tampa, Florida
March 12, 2004

                                 MARITRANS INC.
                                Two Harbour Place
                             302 Knights Run Avenue
                                   Suite 1200
                                 Tampa, FL 33602

                     ---------------------------------------

                          NOTICE OF 2004 ANNUAL MEETING
                                 OF STOCKHOLDERS

                            To Be Held April 29, 2004

                     ---------------------------------------

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Maritrans Inc. (the "Company") for use at the 2004 Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 29, 2004, at 9:00 a.m., local time, at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602. Each proxy that is properly executed and returned in time for use at the Meeting will be voted at the Meeting and any adjournments or postponements thereof in accordance with the choices specified. Each proxy may be revoked by the person giving the same at any time before its exercise by notice in writing received by the Secretary.

        The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by means of follow-up letter, telephone or fax by officers and employees of the Company, who will not be specially compensated for such services. Proxy forms and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties, upon request, for reasonable expenses incurred by them in connection with such distribution.

        The Proxy Statement and the enclosed Proxy Form are first being mailed to stockholders on or about March 31, 2004. The address of the principal executive offices of the Company is: Maritrans Inc., Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

        The Company's annual report to stockholders for the year ended December 31, 2003, including audited financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.

                     MATTERS TO BE ACTED UPON AT THE MEETING

        As indicated in the Notice of Meeting, two directors will be elected at the Meeting to serve for a three-year term. The other five members of the Board, who are not standing for election at the meeting because their terms have not expired, will continue to serve on the Board.

                              VOTING AT THE MEETING

        Holders of the shares of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on March 12, 2004, are entitled to vote at the Meeting. As of close of business on the record date, 8,152,381 shares of Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the Meeting shall constitute a quorum.

        The Company presently has no other class of stock outstanding and entitled to be voted at the Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. A plurality of votes cast at the Meeting is required for the election of each director. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting, unless a different vote is required by law, the Company's Restated Certificate of Incorporation or the Company's By-Laws.

        With regard to the election of the directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

        Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of the directors if they have not received instructions from a beneficial owner. A failure by brokers to vote shares will have no effect in the outcome of the election of a director, because a director is to be elected by a plurality of the votes cast.

        Shares cannot be voted at the Meeting unless the holder of record is present in person or represented by proxy. The enclosed Proxy Form is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock represented by each properly executed Proxy Form will be voted at the Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Form; if no choice has been specified, the shares will be voted as recommended by the Board. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

        Execution of the accompanying Proxy Form will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the Meeting, or by executing a later-dated proxy that is received by the Company before the Meeting.

        Your proxy vote is important to the Company. Accordingly, you are asked to complete, sign and return the accompanying Proxy Form, whether or not you plan to attend the Meeting, by Thursday, April 22, 2004. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent (American Stock Transfer & Trust Company) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                              ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms of office.

        The Board currently is comprised of seven directors serving staggered terms of office. The term of two current directors, Robert J. Lichtenstein and Frederick C. Haab, will expire at the 2004 Annual Meeting. The Board has nominated Mr. Lichtenstein and Mr. Haab for election as directors of the Company for a term of office which would expire in 2007. The remaining five directors will continue to serve in accordance with their prior election.

        Unless instructed otherwise, the persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies FOR the nominees. The nominees have agreed to serve if elected. The directors are to be elected by a plurality of the votes cast at the Meeting.

        If for any reason not presently known, a nominee is not available for election, another person may be nominated by the Board and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board occurring after the election will be filled by Board appointment to serve as provided by the Company's By-Laws.

        The Board of Directors recommends a vote FOR each nominee.

        Requirements for Advance Notification of Nominees

        Section 4.13(b) of the Company's By-Laws provides that any stockholder entitled to vote for the election of a director at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors, with certain exceptions. This notice must contain or be accompanied by the following information:

        (a) the name of the stockholder who intends to make the nomination;

        (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

        (c) such information regarding each nominee that would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission if proxies had been solicited with respect to the nominee by the management or Board of Directors of the Company;

        (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

        (e) the consent of each nominee to serve as a director of the Company.

        Pursuant to the above requirements, the Secretary of the Company must receive appropriate notices in respect of nominations for directors no later than April 15, 2004.



          INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND
                         REGARDING CONTINUING DIRECTORS

        The information provided herein as to personal background has been provided by each director and nominee as of March 1, 2004.

        Nominees for Election at the 2004 Annual Meeting for Terms Expiring in 2007

        Robert J. Lichtenstein .....Mr. Lichtenstein has been a partner in the law firm of Morgan, Lewis & Bockius LLP
                                    since 1988. He is the Chairman of the
                                    Company's Nominating and Corporate
                                    Governance Committee of the Board of
                                    Directors. See "Certain Transactions --
                                    Other". Mr. Lichtenstein is 56 and has
                                    served on the Board of Directors since 1995.

        Frederick C. Haab ..........Mr. Haab is President and Chief Executive
                                    Officer of F.C. Haab Co., Inc., a petroleum products and HVAC services company. Mr. Haab is presently on the Regional Board of PNC Bank of Philadelphia having previously served as Audit Committee Chairman on the Midlantic Bank Board of Directors. He is a member of The Lankenau Hospital Foundation, The Episcopal Academy and The Union League of Philadelphia. He is a member of the Company's Audit and Nominating and Corporate Governance Committees of the Board of Directors. Mr. Haab is 66 and has served on the Board of Directors since 2002.

        Directors Continuing in Office with Terms Expiring in 2005

        Dr. Robert E. Boni .........Dr. Boni retired as Chairman of Armco Inc., a steel, oil field equipment and insurance corporation on November 30, 1990. Dr. Boni became Chief Executive Officer of Armco Inc. in 1985 and Chairman in 1986. He served as Non-Executive Chairman of the Board of and consultant for Alexander & Alexander Services Inc., a financial services company, during 1994 and as a consultant for that company during January 1995. Since 1997, he has served as Non-Executive Chairman of the Board of Chitogenics, Inc., a biomaterials and research and development company. He has been a partner at Lane McVicker, a property and casualty insurance company, since 1999 and Non-Executive Chairman since January 1, 2004. Dr. Boni is also currently a member of the Board of Directors of Controlling Technologies International, Inc., a metals technology company. He is the Chairman of the Company's Compensation Committee of the Board of Directors. In February 1999, Dr. Boni was named Lead Director. Dr. Boni is 76 and has served on the Board of Directors since 1990.

        Dr. Craig E. Dorman ........Dr. Dorman is Vice President (Research) at
                                    the University of Alaska, Statewide System.
                                    From 1996 through early 2002, Dr. Dorman was on an Intergovernmental Personnel Act (IPA) assignment to the Office of Naval Research
                                    (ONR) from Pennsylvania State University, where he was a Senior Scientist at the Applied Research Lab. In 1994 through mid-1995, he served as Deputy Director Defense Research and Engineering for Laboratory Management, U.S. Department of Defense, on an IPA assignment from Woods Hole Oceanographic Institute (WHOI). He was Director and Chief Executive Officer of WHOI from 1989 through 1993. From 1962 to 1989,
                                    Dr. Dorman was an officer in the U.S. Navy, most recently Rear Admiral and Program Director for Anti-Submarine Warfare. He is a member of the Company's Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Dr. Dorman is 63 and has served on the Board of Directors since 1991.

        Brent A. Stienecker ........Mr. Stienecker retired as President of
                                    Crowley Marine Services, a tug and barge and specialized contract services subsidiary of Crowley Maritime Corporation on December 31, 1998. He served as President of Crowley Marine Services from 1992 through 1998. Mr. Stienecker had been employed by Crowley Maritime Corporation in various capacities since 1975. He is the Chairman of the Company's Audit Committee of the Board of Directors. Mr. Stienecker is 65 and has served on the Board of Directors since 1999.



        Directors Continuing in Office with Terms Expiring in 2006

        Stephen A. Van  Dyck........Mr. Van Dyck has been Chairman of the Board of Directors of the Company and its
                                    predecessor since April 1987. Previously he was Chief Executive Officer from April 1987 through March 2003. For the year prior to 1987, he was Senior Vice President -- Oil Services, of Sonat Inc. and Chairman of the Boards of the Sonat Marine Group, another predecessor, and Sonat Offshore Drilling Inc. For more than five years prior to April 1986, Mr. Van Dyck was the President and a director of the Sonat Marine Group and Vice President of Sonat Inc. Mr. Van Dyck is a member of the Board of Directors of Amerigas Propane, Inc. Mr. Van Dyck is also the Chairman of the Board and a director of the West of England Ship Owners Mutual Insurance Association (Luxembourg), a mutual insurance association. See "Compensation of Directors and Executive Officers -- Employment Agreements." Mr. Van Dyck is 60 and has served on the Board of Directors since 1986.

        William A. Smith............Mr. Smith has been a Managing Director of
                                    Galway Group, L.P., an investment banking and energy consulting firm, or its affiliates, since September 2002. From 1999 to 2002, Mr. Smith worked in various capacities at El Paso Corporation, most recently Chairman of El Paso Merchant Energy's Global Gas Group. Previous positions at El Paso included President of El Paso Global LNG and Executive Vice President of Corporate Development. Prior to Sonat Inc.'s merger with El Paso in 1999, Mr. Smith held various executive positions with Sonat, including Executive Vice President and General Counsel for several years before the merger. He is a member of the Company's Audit and Compensation Committees of the Board of Directors. Mr. Smith is 59 and has served on the Board of Directors since 2003.

         Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by certain stockholders beneficially owning greater than 5% of the Common Shares as of March 1, 2004:

                                                Shares
                                             Beneficially    Percent       Voting Power          Dispositive Power
 Name and Address of Beneficial Owner            Owned      Of Class     Sole      Shared        Sole       Shared
                                                 -----      --------     ----      ------        ----       ------
 Ingalls & Snyder LLC (1)..................   1,320,000      16.19%        --          --          --      1,320,000
    61 Broadway
    New York, NY 10006
 Stephen A. Van Dyck (2)...................     707,659       8.32%   707,659          --     707,659             --
    Maritrans Inc.
    Two Harbour Place
    302 Knights Run Avenue
    Suite 1200
    Tampa, FL 33602
 Kahn Brothers & Co., Inc. ................     632,415       7.76%        --          --          --        632,415
    555 Madison Avenue
    22nd Floor
    New York, NY 10022

---------------------
    (1)Securities reported under shared dispositive power include securities owned by clients of Ingalls & Snyder LLC, a registered broker dealer and a registered investment advisor, in accounts over which employees hold discretionary investment authority. In addition to the Schedule 13G filed by Ingalls & Snyder, Robert L. Gibson also filed a Schedule 13G/A which lists 1,032,400 shares beneficially owned. Robert L. Gibson is a Senior Director at Ingalls & Snyder. The shares reported in Mr. Gibson's filing are held in the Ingalls & Snyder accounts referred to above, where Mr. Gibson holds discretionary investment authority.

    (2)Mr. Van Dyck disclaims beneficial ownership of an aggregate 209,966 shares. See "Share Ownership of Management and the Board of Directors".

        All the information in the table is presented in reliance on information disclosed by the named individuals and groups in Schedule 13D or 13Gs or Form 4s filed with the Securities and Exchange Commission.

        The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director of Maritrans Inc., by each executive officer named in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation," and by all directors and executive officers of Maritrans Inc. and its subsidiaries, as a group, as of March 1, 2004.

        Share Ownership of Management and the Board of Directors

                                                                                          Shares Beneficially Owned
                                                                                                     (1)(2)
                                                                                        -----------------------------
                Name                                                                       Number             Percent
                ----                                                                       ------             -------
        Stephen A. Van Dyck (3) ................................................          707,659               8.32%
        Dr. Robert E. Boni (4) .................................................           45,128                   *
        Dr. Craig E. Dorman (5) ................................................           35,405                   *
        Frederick C. Haab ......................................................            3,289                   *
        Robert J. Lichtenstein (6) .............................................           43,522                   *
        William A. Smith .......................................................            3,576                   *
        Brent A. Stienecker (7) ................................................           22,348                   *
        Philip J. Doherty (8) ..................................................           44,004                   *
        Walter T. Bromfield (9) ................................................           79,950                   *
        Stephen M. Hackett (10) ................................................           88,921               1.09%
        Janice M. Van Dyck (11) ................................................          209,966               2.54%
        All directors and executive officers as a group (13 persons) ...........        1,289,680              14.66%

---------------------
    * less than one percent

           (1) Unless otherwise indicated, each person has sole voting and investment power with respect to all Common Stock owned by such person.

           (2) The addresses of the stockholders are Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

           (3) Mr. Van Dyck's shares do not include the 209,966 shares beneficially owned by his wife, Janice M. Van Dyck, to which Mr. Van Dyck disclaims beneficial ownership. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 355,561.

           (4) Dr. Boni has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 19,477.

           (5) Dr. Dorman has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 19,477.

           (6) Mr. Lichtenstein has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 19,477.

           (7) Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 14,341.

           (8) Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 15,026.

           (9) Mr. Bromfield has shared investment power for a portion of the shares with his wife. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 38,850.

           (10) Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 40,337.

           (11) Ms. Van Dyck's shares do not include the 707,659 shares beneficially owned by her husband, Stephen A. Van Dyck, to which Ms. Van Dyck disclaims beneficial ownership. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004 total 125,001.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes securities over which voting or investment power is held. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2004, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Shares that carry restrictions as to vesting and shares subject to options currently exercisable within 60 days of March 1, 2004, are considered beneficially owned with respect to this table.

                                              Equity Compensation Plan Information

    ------------------------------------ -------------------------------- -------------------------- --------------------------
                                                                                                      (c) Number of securities
                                                                                                      remaining available for
                                                                                                       future issuance under
                                                                                                        equity compensation
                                         (a) Number of securities to be     (b) Weighted-average          plans (excluding
                                             issued upon exercise of          exercise price of       securities reflected in
               Plan Category                    outstanding option            outstanding options            column (a))
    ------------------------------------ -------------------------------- -------------------------- --------------------------
    Equity compensation plans
    approved by security holders                      513,135                   $7.27                       --

    ------------------------------------ -------------------------------- -------------------------- --------------------------
    Equity compensation plans not
    approved by security holders *                    414,773                   $7.53                     138,970

    ------------------------------------ -------------------------------- -------------------------- --------------------------
    Total                                             927,908                   $7.39                     138,970
    ------------------------------------ -------------------------------- -------------------------- --------------------------

        * These securities are issuable pursuant to the Maritrans Inc. 1999 Directors and Key Employees Equity Compensation Plan, a description of which is included in Footnote 5 "Stock Incentive Plans" to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2003.

                      COMMITTEES OF THE BOARD OF DIRECTORS

        There were four Board of Directors meetings and twelve Board of Directors Committee meetings during 2003. Each director attended 100% of the combined number of meetings of the Board of Directors and Committees thereof on which he served.

        The Board of Directors has established standing Audit, Compensation, Finance and Nominating and Corporate Governance Committees. The principal responsibilities of the Committees are described below. Information regarding the members of each Committee is included in the director biographies set forth under "Information Regarding Nominees for Election as Directors and Regarding Continuing Directors."

        The Audit Committee presently consists of three non-employee directors:
Brent A. Stienecker (Chairman), Frederick C. Haab and William A. Smith. The Audit Committee met six times in 2003 and is required to meet four times annually. The Company's independent auditors attended all Audit Committee meetings. The members are appointed annually by the Company's Board of Directors. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Brent A. Stienecker possesses the accounting and financial management expertise as defined by the New York Stock Exchange listing standards and is the Audit Committee financial expert pursuant to the applicable Securities and Exchange Commission rules. The Committee has responsibility for overseeing the Company's financial reporting process on behalf of the Board of Directors; reviewing the independence of the Company's independent auditors; recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company's independent auditors the scope and results of their quarterly reviews and annual audits; reviewing with the independent auditors and with Company management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial methods and controls. The Audit Committee has considered the compatibility of non-audit services with the auditor's independence. The Board of Director's has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

        The Compensation Committee presently consists of three non-employee directors: Dr. Robert E. Boni (Chairman), Dr. Craig E. Dorman and William A. Smith. The Compensation Committee met five times in 2003 and is required to meet three times annually. The members are appointed annually by the Company's Board of Directors. The primary duties of the Compensation Committee are annually reviewing and recommending to the Board of Directors, for final approval, the total compensation package for all executive officers of the Company (executive officers are defined as the CEO, CFO, Business Leaders and others designated as "Executives" under the Company's incentive compensation plans); annually reviewing and approving the general compensation policy and practice for all other employees of the Company and its subsidiaries; administering the Equity Compensation Plan and the 1999 Directors and Key Employees Equity Compensation Plan; reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan; determining the contribution to the profit sharing portion of the Profit Sharing and Savings Plan; considering and recommending to the Board of Directors, when appropriate, amendments or modifications to existing compensation and employee benefit programs and the adoption of new plans; evaluating the performance of the Company's Chief Executive Officer against pre-established criteria; reviewing with the Company's Chief Executive Officer the performance of the executive officers who report to him and in conjunction with the Chief Executive Officer, establishing and monitoring the succession plan for executive management; determining the compensation paid to the Board of Directors. In February 2004, the duty of determining the compensation paid to the Board of Directors was moved to the Nominating and Corporate Governance Committee.

        The Finance Committee did not meet in 2003. At its last meeting in 1999, the Finance Committee recommended and the Board subsequently adopted a redistribution of the Finance Committee's responsibilities and the suspension of the Committee to avoid redundancies and to streamline the Board processes. The Board implemented the recommendations and now, as a full Board, periodically reviews investment policies and practices and the amounts and nature of financings available to the Company and subsidiaries; monitors the status of existing financings; and considers and implements the dividend policy of the Company. The Board assigned the responsibility of reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan to the Compensation Committee of the Board.

        The Nominating and Corporate Governance Committee presently consists of three non-employee directors: Robert J. Lichtenstein (Chairman), Dr. Craig E. Dorman and Frederick C. Haab. The Nominating and Corporate Governance Committee met twice in 2003 and, beginning in 2004, is required to meet three times annually. The chairman of the Committee must be a non-employee director, as must be a majority of its members. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Nominating and Corporate Governance Committee include annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to, and voted upon by, the stockholders; determining and recommending to the Board any individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various Committees of the Board and recommending the chairman of each of the Committees; periodically considering the size of the Board and, when appropriate, recommending changes to the Board; periodically evaluating the standing Committees of the Board; leading the Board and Committee self-evaluation process and, when appropriate, recommending deletion or creation of additional Committees; and developing and implementing policies and procedures related to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In February 2004, the duty of determining the compensation paid to the Board of Directors was moved to the Nominating and Corporate Governance Committee.


                              CORPORATE GOVERNANCE

        Director Independence

        The Board of Directors has relied upon the New York Stock Exchange definition of "independence" in determining the independence of the members of the Board. The New York Stock Exchange independence tests state (a) no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company that could interfere with the person's ability to exercise independent judgment; (b) a director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of the employment relationship; (c) a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than directors and committee fees and pension or other forms of deferred compensation for prior service, is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; (d) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship; (e) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or employment relationship; and (f) a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

        The Board of Directors, in applying the above referenced independence tests, has affirmatively determined that the Company's current independent directors are Dr. Robert E. Boni, Dr. Craig E. Dorman, Frederick C. Haab, Robert
J. Lichtenstein, William A. Smith and Brent A. Stienecker. As part of the Board's process of making the independence determination, each director provided written assurances that all of the above criteria have been satisfied and he has no other material relationship with the Company that could interfere with his ability to exercise independent judgment. A majority of the Company's Board of Directors have been determined to meet the New York Stock Exchange's standards for independence.

        The Company's independent directors held four formal meetings independent from management during 2003. Dr. Robert E. Boni acted as Chairman at the meeting of the independent directors.

        Audit Committee

        o The Board of Directors has determined that each member of the Audit Committee is independent in accordance with applicable New York Stock Exchange and Securities and Exchange Commission guidelines. See discussion in "Director Independence" above.

        o The Board of Directors has determined that all members of the Audit Committee are financially literate and that Brent A. Stienecker possesses the accounting and financial management expertise as defined by the New York Stock Exchange listing standards and is the Audit Committee financial expert pursuant to the applicable Securities and Exchange Commission rules.

        o The Board of Directors has adopted a formal charter under which the Audit Committee operates. The charter governs the duties, responsibilities and conduct of the Audit Committee. The Audit Committee charter is attached as Appendix A to this Proxy Statement. Copies of the charter can be accessed on the Company's website, www.maritrans.com or by contacting the Company at the address listed on the first page of this Proxy Statement (Attention: Investor Relations) or by calling (813) 209-0600 ext. 520.

        o The Company's independent auditors, Ernst & Young LLP, report directly to the Audit Committee.

        o The Audit Committee meets with management and Ernst & Young LLP prior to the filing of all officers' certifications with the Securities and Exchange Commission.

        o The Audit Committee has adopted a confidential and anonymous reporting hotline for employees to contact the Committee with any concerns regarding questionable accounting or auditing practices.

        Nominating and Corporate Governance Committee

        o The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent in accordance with applicable New York Stock Exchange and Securities and Exchange Commission guidelines. See discussion in "Director Independence" above.

        o The Board of Directors has adopted a formal charter under which the Nominating and Corporate Governance Committee operates. The charter governs the duties, responsibilities and conduct of the Nominating and Corporate Governance Committee. Copies of the charter can be accessed on the Company's website, www.maritrans.com or by contacting the Company at the address listed on the first page of this Proxy Statement (Attention: Investor Relations) or by calling
             (813) 209-0600 ext.520.

        o The Nominating and Corporate Governance Committee considers candidates to be recommended to the stockholders for membership on the Board of Directors as suggested by the existing Board members (including members of the Committee) as well as by management or stockholders. A stockholder who wishes to recommend a prospective nominee for consideration by the Committee must follow the procedures described in the section entitled "Requirements for Advance Notification of Nominees" in this Proxy Statement. Upon identifying a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on the information provided to the Committee along with the Committee's knowledge of the prospective candidate. The preliminary determination is based on the size, function and needs of the Board. Once the Committee determines that they will proceed will a full evaluation, the Committee assesses the candidate's qualifications in light of the Company's Corporate Governance Guidelines, including each candidate's competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; (viii) corporate governance; and
             (ix) risk management. The Committee also considers any other relevant factors as it deems appropriate. In conjunction with the evaluation, the Committee determines whether it will conduct an interview with the candidate. If an interview is warranted, either one member of the Committee, the full Committee or the Committee as well as other Board members conduct the interview. Once the evaluation and interview is complete and the Committee has determined that they would like to recommend the candidate, the candidate is recommended to the full Board. The Board will determine the nominees after considering the recommendations of the Committee. The Company does not make any distinction between internally recommended candidates and candidates recommended by stockholders.

        Compensation Committee

        o The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the New York Stock Exchange and Securities and Exchange Commission guidelines. See discussion in "Director Independence" above.

        o The Board of Directors has adopted a formal charter under which the Compensation Committee operates. The charter governs the duties, responsibilities and conduct of the Compensation Committee. Copies of the charter can be accessed on the Company's website, www.maritrans.com or by contacting the Company at the address listed on the first page of this Proxy Statement (Attention:
             Investor Relations) or by calling (813) 209-0600 ext.520.

        Corporate Governance Guidelines

        o The Board of Directors has adopted formal guidelines under which the Board of Directors operates. The guidelines govern the duties, responsibilities and conduct of the Board of Directors. Copies of the guidelines can be accessed on the Company's website, www.maritrans.com or by contacting the Company at the address listed on the first page of this Proxy Statement (Attention:
             Investor Relations) or by calling (813) 209-0600 ext. 520.

        Business Ethics Policy

        o The Board of Directors has adopted a Business Ethics Policy. The Policy includes provisions including, but not limited to, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with laws, rules and regulations and encouraging the reporting of any illegal or unethical behavior. The Policy also includes Special Ethics Guidelines for Employees with Financial Reporting Responsibilities. Copies of the Policy can be accessed on the Company's website, www.maritrans.com or by contacting the Company at the address listed on the first page of this Proxy Statement (Attention: Investor Relations) or by calling (813) 209-0600 ext. 520.

        Loans to Executive Officers and Directors

        It is the Company's policy to comply with and operate in a manner consistent with legislation in existence prohibiting the granting of personal loans to executive officers and directors.

        Attendance at Annual Meeting of Stockholders

        It is the Board of Director's policy to expect that all directors will attend the annual meeting of stockholders, except where failure to attend resulted from unavoidable circumstances discussed in advance with the Chairman of the Board. All members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

        Communication with the Board of Directors

        A stockholder who wishes to communicate with the Board of Directors may do so by sending an e-mail to BOD@maritrans.com or by sending a written request addressed to the Directors in care of Judith M. Cortina, Controller, at the address appearing on the front page of this Proxy Statement. Communications will be relayed to the intended Board recipient except in instances where it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by the Nominating and Corporate Governance Committee. Any communications withheld will nonetheless be recorded and available for any director who wishes to review it.

                        EXECUTIVE OFFICERS OF THE COMPANY

        See "Information Regarding Nominees For Election As Directors And Regarding Continuing Directors" for information concerning Mr. Van Dyck, Chairman of the Board, an employee-director of the Company.

        Mr. Doherty is Chief Executive Officer of the Company and President of Maritrans General Partner Inc., a wholly owned subsidiary of the Company. Mr. Doherty was appointed to Chief Executive Officer in 2003 and has been continuously employed by Maritrans since 1997. Previously, Mr. Doherty was Director of Business Development for Computer Command and Control Company where he had been employed since April 1995.

        Mr. Bromfield is Vice President, Secretary and Chief Financial Officer of the Company. Previously, Mr. Bromfield served as Treasurer and Controller of the Company and has been continuously employed in various capacities by Maritrans or its predecessors since 1981.

        Mr. Hackett is Executive Vice President, Maritrans Operating Company L.P., a wholly owned subsidiary of the Company, and has been continuously employed in various capacities by Maritrans or its predecessors since 1980.

        Mr. Sparks is Executive Vice President of Maritrans Operating Company L.P., a wholly owned subsidiary of the Company. Mr. Sparks was appointed Executive Vice President in July 2003. Prior to July 2003, he held various positions in operations and engineering management with the Company and began employment with the Company in 2000. Prior to joining the Company, Mr. Sparks was employed by Hvide Marine Inc. since 1991.

        Ms. Fortune is President, Maritrans Business Services Co., Inc. a wholly owned subsidiary of the Company and began employment with the Company in 2003. Previously Ms. Fortune was a senior executive at the Don CeSar Hotel, a Loews Hotels, where she had been employed since 2000. Prior to that, Ms. Fortune had served as the Vice President of Human Resources at Fairmont Hotels Management Co., where she had been employed since 1995.

        Ms. Van Dyck is the former Secretary of the Company. As of February 2004, Ms. Van Dyck no longer serves as Secretary of the Company. Previously, Ms. Van Dyck served as Senior Vice President of the Company and has been continuously employed by the Company or its predecessors in various capacities since 1982.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Directors' Compensation

        During 2003 pursuant to its compensation policy for independent directors, each independent director was paid an annual retainer fee of $18,000, of which one-half was paid in Company Common Stock, resulting in the issuance of 618 shares to each independent director, with the exception of William A. Smith who joined the Board during the year and received 291 shares. Each independent director also received a retainer of $1,000 for each Board of Directors Committee on which he served. The Company also paid independent directors $1,000 for each Board of Directors meeting attended and $500 for each Board of Directors Committee meeting attended, plus expenses. The aggregate amount of directors' fees paid in 2003 was $125,000.

        In February 2004, the Compensation Committee of the Board of Directors approved a new compensation policy for the Board of Directors. Each independent director will be paid an annual retainer fee of $30,000, of which one-half is paid in cash and one-half is paid in Company Common Stock if a minimum stock ownership requirement of $150,000 is not then satisfied. If the independent director owns stock in excess of $150,000, then the total retainer will be paid in cash. The chairman of each committee receives an annual retainer fee of $5,000. Each audit committee member receives an additional annual amount of $2,500. The lead director receives an additional annual fee of $5,000. Directors no longer receive amounts for attending meetings. In addition, the Directors receive an annual stock grant with a present value equal to $20,000.

        Executive Compensation

        The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries during the three years ended December 31, 2003, 2002 and 2001.

        Summary Compensation Table

                                                   Annual Compensation           Long-Term Compensation
                                                  ----------------------    --------------------------------
                                                                                  Awards             Payouts
                                                                           Restricted  Securities
                                                                            Stock     Underlying     LTIP        All Other
                                                    Salary        Bonus     Awards      Options     Payouts    Compensation
Name and Principal Position               Year       ($)           ($)      ($)(1)       (#)         ($)         ($)(2)
---------------------------               ----    -----------    -------  ---------    --------   -------    -------------
Stephen A. Van Dyck (A)                   2003     440,000         --      221,028      18,367         --       140,547
Chairman of the Board                     2002     440,000         --      299,669      26,816    332,867        80,042
                                          2001     446,225         --      281,943      32,642         --        73,942

Philip J. Doherty  (A)                    2003     241,154         --       97,876       8,134         --        50,470
Chief Executive Officer                   2002     190,040         --      130,507      11,679     26,107        43,427
and President of Maritrans General        2001     143,673         --       34,798       4,029         --        42,989
Partner Inc.

Stephen M. Hackett                        2003     180,000         --       41,762       3,470         --        30,254
Executive Vice President, Maritrans       2002     180,000         --       69,605       6,229    115,307        33,558
Operating Company L.P.                    2001     180,000         --       34,798       4,029         --        25,164

Walter T. Bromfield                       2003     180,000         --       43,118       3,583         --        20,643
Vice President, Secretary and Chief       2002     179,923         --       44,014       3,938     39,161        16,387
Financial Officer                         2001     160,000         --       34,834       4,032         --        11,174

Janice M. Van Dyck (B)                    2003     315,900         --           --          --         --        19,930
Former Secretary                          2002     166,223         --      121,485      10,872    138,151        14,817
                                          2001     245,000         --      113,404      13,130         --        14,406

---------------------
(A) Effective April 1, 2003, Mr. Doherty began serving as Chief Executive Officer of the Company. Mr. Van Dyck has continued to be employed by the Company as Chairman of the Board of Directors of Maritrans Inc.

(B) From January 2002 to February 2004, Ms. Van Dyck served as Secretary of the Company. Prior to January 2002, Ms. Van Dyck served as Senior Vice President of the Company. In 2003, Ms. Van Dyck was compensated for the number of days worked, and worked more days than anticipated to perform strategic and organizational development consulting and tasks related to business services prior to the hiring of a president of Maritrans Business Services Co., Inc. As of May 2004, Ms. Van Dyck will no longer be an employee of the Company but will provide consulting services to the Company as needed.

(1) The shares granted carry restrictions, which lapse on the third anniversary of the grant date. At December 31, 2003, the aggregate number of restricted shares held by each executive officer and the value of such shares were as follows:

                       AGGREGATE RESTRICTED STOCK HOLDINGS

                                                     # of shares    $ value
                                                     -----------    -------
                Stephen A. Van Dyck ..............      75,956     1,269,225
                Philip J. Doherty ................      23,268       388,808
                Stephen M. Hackett ...............      13,398       223,881
                Walter T. Bromfield ..............      11,277       188,439
                Janice M. Van Dyck ...............      23,424       391,415

(2) Amounts shown in this column represent, as applicable, moving expenses and relocation benefits, Company contributions under the Maritrans Inc. Profit Sharing and Savings Plan, accruals under the Excess Benefit Plan, insurance premiums paid pursuant to such officers' employment agreement, country club dues, loan forgiveness and automobile allowances. See "Certain Transactions."

       Option Grants in 2003

       The following table sets forth certain information concerning options granted during 2003 to the named executive officers:

                                                                                           Potential Realizable Value at
                                              Number of % of Total                            Assumed Annual Rates of
                                             Securities   Options                           Stock Price Appreciation for
                                             Underlying  Granted to Exercise                      Option Term (1)
                                              Options    Employees   Price   Expiration       -----------------------
Name                                          Granted     in 2003  ($/Share)    Date            5%            10%
----                                          -------     -------  ---------   -------          --            ---
Stephen A. Van Dyck .......................    18,367      41.74%    12.33     2/11/13        142,423         360,927
Philip J. Doherty .........................     8,134      18.49%    12.33     2/11/13         63,073         159,840
Stephen M. Hackett ........................     3,470       7.89%    12.33     2/11/13         26,907          68,188
Walter T. Bromfield .......................     3,583       8.14%    12.33     2/11/13         27,784          70,409
Janice M. Van Dyck ........................        --          --     --          --               --              --

---------------------

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant valuation, an approach that would state gains at present, and therefore lower, value.

  Aggregated Option Exercises in 2003 and 2003 Year-end Options Values

  The following table summarizes options exercised during 2003 and presents the value of unexercised options held by the named executive officers at year-end:

                                                                        Number of Securities
                                                                             Underlying       Value of Unexercised
                                                                         Unexercised Options  In-the-Money Options
                                                 Shares                     at 12/31/03           at 12/31/03
                                               Acquired       Value        Exercisable (E)        Exercisable (E)
Name                                          on Exercise    Realized     Unexercisable (U)      Unexercisable (U)
----                                          -----------    --------     -----------------      -----------------
Stephen A. Van Dyck ...................          37,217      $261,636       349,136  (E)           $3,642,994   (E)
                                                                             73,369  (U)           $  461,352   (U)
Philip J. Doherty .....................              --            --        14,413  (E)           $  146,662   (E)
                                                                            23,112   (U)           $  124,739   (U)
Stephen M. Hackett.....................              --            --       38,957   (E)           $  388,489   (E)
                                                                            13,765   (U)           $   83,855   (U)
Walter T. Bromfield....................              --            --       38,083   (E)           $  390,270   (E)
                                                                            10,976   (U)           $   65,753   (U)
Janice M. Van Dyck ....................           1,985      $13,955       122,394   (E)           $1,266,368   (E)
                                                                            22,232   (U)           $  153,905   (U)

  Retirement Plan

  The following table sets forth the estimated annual benefits payable upon retirement under the Maritrans Inc. Retirement Plan and Excess Benefit Plan.

                                      PENSION PLAN TABLE

                                   Years of Credited Service
                  Annual
               Compensation          15              20                 25              30
             ----------------     --------        --------           --------        --------
                 $100,000         $ 24,000        $ 32,000           $ 40,000        $ 48,000
                  125,000           30,000          40,000             50,000          60,000
                  150,000           36,000          48,000             60,000          72,000
                  175,000           42,000          56,000             70,000          84,000
                  200,000           48,000          64,000             80,000          96,000
                  225,000           54,000          72,000             90,000         108,000
                  250,000           60,000          80,000            100,000         120,000
                  275,000           66,000          88,000            110,000         132,000
                  300,000           72,000          96,000            120,000         144,000
                  325,000           78,000         104,000            130,000         156,000
                  350,000           84,000         112,000            140,000         168,000
                  375,000           90,000         120,000            150,000         180,000
                  400,000           96,000         128,000            160,000         192,000
                  425,000          102,000         136,000            170,000         204,000
                  450,000          108,000         144,000            180,000         216,000
                  475,000          114,000         152,000            190,000         228,000
                  500,000          120,000         160,000            200,000         240,000

  The following table sets forth the years of credited service through December 31, 2003, for the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries.

                            YEARS OF CREDITED SERVICE

                                               Years of
                    Recipient               Credited Service
                    ---------               ----------------
                Stephen A. Van Dyck               29.5
                Philip J. Doherty                  7.0
                Stephen M. Hackett                23.5
                Walter T. Bromfield               21.0
                Janice M. Van Dyck                20.5

  Each eligible employee who has completed 1,000 hours of service in an eligibility computation period becomes a participant in the Maritrans Inc. Retirement Plan. The Retirement Plan is a noncontributory defined benefit pension plan under which the contributions are actuarially determined each year. Retirement benefits are calculated, for those employees who commenced participation on or after August 14, 1984, as 48% of the average basic monthly compensation reduced by 1/30th for each year of service at retirement which is under 30 years of service, or for those employees who commenced participation before August 14, 1984, the greater of (i) the foregoing benefit or (ii) 38.5% of average basic monthly compensation reduced by 1/15th for each year of service at retirement which is under 15 years of service. Average basic monthly compensation is determined by averaging compensation for the five consecutive plan years that will produce the highest amount.

  Benefits are paid in the form of a joint and survivor annuity for married participants and in the form of a ten-year certain single life annuity for unmarried participants, unless an actuarially equivalent payment option is selected. The preceding "Pension Plan Table" shows estimated annual retirement benefits, payable in the form of a ten-year certain single life annuity, at the normal retirement age of 65 for specified compensation and years of credited service classifications.

  The Internal Revenue Code limits annual benefits that may be paid under tax qualified plans. Benefits under the Retirement Plan which exceed such limitations are payable under the Excess Benefit Plan. The Excess Benefit Plan pays a monthly benefit to the participant equal to the amount by which monthly benefits under the Retirement Plan would exceed the Internal Revenue Code limitations.

  Annual compensation taken into account under the foregoing plans in 2003 for the officers listed in the Summary Compensation Table was $440,000 for Mr. Van Dyck, $241,154 for Mr. Doherty, $180,000 for Mr. Hackett, $180,000 for Mr. Bromfield, and $315,900 for Ms. Van Dyck. Pension amounts are not subject to reduction for Social Security benefits.

  Employment Agreements

  On October 5, 1993, the Company entered into an Employment Agreement with Mr. Van Dyck. On April 1, 2003, the contract was amended; the resulting changes are included in the discussion below. The terms of the Employment Agreement continue until written notice of termination is given by one of the parties. The contract provides for a base salary that is set by the Company's Board of Directors and adjusted pursuant to its normal review policies. The Employment Agreement also provides for participation in the Company's cash long-term incentive plan and other benefits in accordance with the Company's current policies for senior executive officers. In addition, the Employment Agreement provides for a Special Retirement Benefit equal to a total of $300,000 annually under the Company's qualified Retirement Plan and the Excess Benefit Plan. Mr. Van Dyck is eligible for this benefit at age 63, provided he remains an employee until age 63, unless terminated without cause or by reason of disability. A lump sum severance payment equal to 12 months of then base salary plus target incentive compensation would be payable if Mr. Van Dyck is terminated without cause. In the event Mr. Van Dyck is terminated for cause, only such compensation as has already been accrued will be paid. In the event of his termination of employment upon a change of control, the agreement provides for a lump sum payment equal to 12 months of the employee's base compensation (base salary averaged over the prior three years) and a lump sum payment equal to target incentive compensation. In addition, the agreement provides that 24 months base salary (or base compensation, if following a change of control) plus incentive compensation would be payable in exchange for an agreement not to compete. Termination of employment upon a change of control is broadly defined to include involuntary termination as well as constructive termination. Mr. Van Dyck's Employment Agreement provides for payments prescribed under the death benefit plan for its senior executive officers as well as a pro rata portion of the incentive compensation, as well as a $2.0 million insured death benefit. The Employment Agreement for Mr. Van Dyck also provides for 24 months of base salary plus incentive compensation in the event of disability, which amounts are reduced by any amounts paid under the Company's Long-Term Disability Plan. In return, Mr. Van Dyck promises to hold in confidence confidential information about the Company and its business and not to compete with the Company (or solicit its employees) for two years following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

  Severance and Non-Competition Agreements

  The Company entered into an Employment, Severance and Non-Competition Agreement with Janice M. Van Dyck. The Company also entered into Severance and Non-Competition Agreements with Philip J. Doherty, Walter T. Bromfield, Stephen
M. Hackett, Douglas R. Sparks and Rosalee R. Fortune. The terms of all of the agreements are for two years and are automatically renewed for successive one-year periods unless the Company gives written notice of termination.

  Ms. Van Dyck's agreement provides for payment equal to the preceding twelve months salary if she is terminated without cause and payment equal to the preceding twelve months salary in exchange for her agreement not to compete for a 12 month period. In the event of a termination immediately preceding or following a change of control of the Company, her agreement provides for a payment equal to 1.99 times the preceding twelve months salary plus an additional 12 months of the preceding twelve months salary in exchange for her agreement not to compete for 12 months.

  Mr. Doherty's and Mr. Bromfield's agreements provide for the payment of 12 months of base compensation if either of them is terminated without cause and an additional 12 months of base compensation in exchange for the agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, the agreement provides for a lump sum payment equal to base compensation and an additional single sum payment equal to 12 months of base compensation in exchange for the agreement not to compete for 12 months.

  Mr. Hackett's agreement provides for the payment of 12 months of base salary if he is terminated without cause and an additional 12 months of base salary in exchange for his agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, his agreement provides for a lump sum payment equal to 1.99 times the base compensation and an additional 12 months of base compensation in exchange for his agreement not to compete for 12 months.

  Mr. Sparks' and Ms. Fortune's agreements provide for the payment of 12 months of base salary if either of them is terminated without cause and in exchange for the agreement not to compete for 12 months. In the event of a change of control of the Company, Mr. Sparks and Ms. Fortune receive a single sum cash payment equal to 12 months of base salary offset by any payments made under the termination provision.

  If any individual covered under the above agreements is terminated for cause, only such compensation as has already been accrued will be paid. In return for the compensation outlined above, each individual promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements included in the Annual Report with management including a discussion of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

  The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards in accordance with Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

  Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of the Company's independent auditors.

Respectfully Submitted,
Audit Committee of the Maritrans Inc. Board of Directors

Brent A. Stienecker, Chairman
Frederick C. Haab
William A. Smith

                              INDEPENDENT AUDITORS

  Ernst & Young LLP, independent auditors, were the Company's auditors for the year ended December 31, 2003. The Audit Committee has reappointed Ernst & Young LLP to be the Company's auditors in 2004. Ernst & Young LLP has advised the Company that neither the firm, nor any member of the firm has any relationship or interest in the Company that would cause Ernst & Young LLP to not be deemed independent.

  Fees for the 2003 and 2002 audits were as follows:


                                            2003              2002
                                          --------          --------
  Audit fees                              $263,500          $202,000
  Audit related fees                        20,000            18,000
  Tax fees                                 103,000            96,000
  All other fees                             1,500             3,000
                                          --------          --------
     Total                                $388,000          $319,000
                                          ========          ========

  In the above table, "audit fees" are fees paid to Ernst & Young LLP for professional services for the audit of Maritrans Inc.'s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for the performance of the audits of the Maritrans Inc. Retirement Plan and Profit Sharing and Savings Plan financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories and consist of accounting research performed by Ernst & Young LLP and access to Ernst & Young LLP's research website.

     The Audit Committee reviews and approves the annual audit fee directly with Ernst & Young LLP. The Audit Committee has established a pre-approval process for all services to be provided to the Company by the independent auditors. The Committee sets specific limits on the amount of services provided by Ernst & Young LLP the data on which the Company would obtain from Ernst & Young LLP. The Committee has required management to report the specific engagements to the Committee on a quarterly basis and to obtain specific pre-approval from the Committee. Pre-approval may be performed by the full Audit Committee or may be delegated to the Chairman of the Audit Committee with prompt notice given to the other members of the Committee. All fees incurred for 2003 services were approved by the Audit Committee.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Compensation Committee Interlocks and Insider Participation

     During fiscal 2003, the members of the Compensation Committee of Maritrans Inc.'s Board of Directors (the "Committee") were responsible for approving all forms of executive compensation. Dr. Robert E. Boni, Dr. Craig E. Dorman and Frederick C. Haab comprised the Committee until May 2003, when the Board's Committees were realigned. William A. Smith, a new director in April 2003, replaced Mr. Haab. None of the Committee members received compensation as an executive officer of the Company during fiscal 2003, and the Board has determined that each member is independent in accordance with the applicable New York Stock Exchange and Securities and Exchange Commission guidelines.

Report of the Compensation Committee on Executive Compensation

I. Compensation Philosophy and Strategy

     Maritrans strives to increase its earnings and to enhance stockholder value by assuring an appropriate return on its assets and equity. Three elements of the business strategy critical to achieving growth in earnings are minimizing the financial risks and costs associated with a traditional marine transportation business, operating safely and positioning the Company as a long-term Jones Act carrier.

     The business environment in the core business continues to be intensely competitive and subject to many rigid environmental laws and operating regulations. The Company believes that to be successful under these conditions requires great ingenuity, continuous learning and personal dedication in its key employees. Therefore, it is critical that the Company's total compensation program attracts and retains the highest caliber of people necessary to generate success for the Company and its stockholders.

     Maritrans' philosophy for its executive compensation programs has been to reward the most relevant factors that drive the return to stockholders. The Board has identified the most important factor to be the achievement of long-term stockholder value.

     The Committee and management recognize the need to continuously review the Company's executive compensation program to ensure that it:

        o is effective in driving performance to achieve long-term strategic goals;
        o results in increased stockholder value;
        o is cost effective;
        o balances stockholder interests with employee rewards;
        o is well communicated and understood by program participants; and
        o is competitive with other similar industry organizations.

      A review of the Company's executive job documentation was performed by external consultants in 2003. The focus of this study was to ensure that jobs had been properly documented and appropriately evaluated.

II. Program Description

A. Total Compensation Approach

      Maritrans' compensation strategy is to place between one-quarter and one-half of an executive officer's total compensation at risk in the form of long-term incentives. Under this strategy, executive officers can achieve total compensation levels significantly above the average peer comparison levels when long-term performance significantly exceeds established goals and stockholders are rewarded through stock price growth and dividends. Likewise, total executive officer compensation could fall substantially below average levels when targeted levels of stockholder return are not achieved. Base salaries are set to reflect the performance and experience of the incumbent, and are compared to the seventy-fifth percentile of published survey data. The total compensation opportunity is set not to exceed the seventy-fifth percentile, and the actual award is based on the attainment of personal goals and goals for Company financial performance. In 2003, the Committee maintained its goal of delivering maximum total compensation (base salary plus long-term incentives) at a level not to exceed the seventy-fifth percentile.

B. Base Salaries

      Executive officers base salaries are determined according to job responsibilities, strategic contribution level, market compensation data, and performance and experience criteria. In 2003, Mr. Doherty received a base salary increase to accompany his appointment to Chief Executive Officer. Ms. Van Dyck received a base daily rate increase. No other executive officer named in the "Summary Compensation Table" received a base salary increase in 2003. Mr. Van Dyck's and Mr. Doherty's compensation information is available in the "Summary Compensation Table" and is discussed in Section III, "Chairman and the Chief Executive Officer Compensation."

C. Long-Term Incentives

      Compensation from the Company's incentive plans is based on increasing stockholder value through stock price growth and improving the long-term results of the Company.

      The Committee believes that stock ownership by executive officers is important as it aligns a portion of each executive officer's compensation with the economic interest of the stockholders of the Company. To stress the importance of linking executive officer and stockholder interests, the Committee adopted stock ownership requirements for executive officers in 2004. The Stock Ownership Requirements ("SOR") are as follows: Chairman of the Board - 5 times base salary; Chief Executive Officer - 3 times base salary; Chief Financial Officer - 2 times base salary; and Business Leaders - 2 times base salary. Until the executive officer meets the ownership requirement for their respective level, 100% of all restricted stock and stock acquired through stock option exercises must be retained. Executive officers may reach their respective level over a multiple year period. The executive officer stock ownership consists of shares the executive officer purchased directly, shares received under the Company's equity compensation plan and shares obtained through the exercise of stock options (net of shares surrendered to pay the exercise price and/or tax withholding). Once the executive officer has met their SOR as an active employee, they must maintain stock ownership at this level but may sell shares in excess of the ownership requirement in accordance with the Company's insider trading policy.

      The Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Accordingly, all eligible named executive officers received stock option grants in 2003. Under the stock option plans, options are issued at a price equal to the fair market value of a share on the date of grant, vest in two years, and expire after ten years. The grant of stock options is discretionary, based on the performance of the executive officer in the prior year. For the current option position of each executive officer, refer to the table, "Aggregated Option Exercises in 2003 and 2003 Year-End Options Values". Because the Company and the Committee believe that stock options are a valuable incentive, stock options have, from time to time, been extended to other individuals employed by the Company.

      The Committee also believes that actual and immediate stock ownership is another integral part of promoting the stockholder economic interest and tying executive compensation directly to the success of the Company. Accordingly, all eligible named executive officers also received restricted stock grants in 2003. The shares were issued at a price equal to the fair market value of a share on the date the stock was granted. Restrictions on these shares lapse on the three-year anniversary of the grant. The grant of restricted stock is discretionary, based on the performance of the executive officer in the prior year. Because the Company and the Committee believe that restricted stock is a valuable incentive, restricted stock has, from time to time, also been awarded to other individuals employed by the Company. All named executives, except for Ms. Van Dyck, are eligible to participate in the stock award program. Effective 2004, Mr. Van Dyck will not participate in the stock award program.

      A long-term incentive cash plan was introduced in 2000, and the maximum stock-based incentive opportunity was reduced for executive officers. The three-year plan was tied to financial results in 2000, 2001 and 2002. Fifty percent of the earned cash award was paid to active participants during the fourth quarter of 2002 and the aggregate amount was $328,180. The remaining fifty percent due was paid to active participants during the first quarter of 2003 and the aggregate amount was $323,412. A new cycle for the long-term incentive cash plan was implemented in 2003. The three-year plan is tied to cumulative financial results for 2003, 2004 and 2005. All named executives, with the exception of Ms. Van Dyck, are participants in the Plan. Other executive officers, upon approval of the Committee, also participate in this plan.

III. Compensation of the Chairman and the Chief Executive Officer

      The salary, restricted stock, option grant, and cash long-term incentive of the Chairman and the Chief Executive Officer are determined by the Committee in conformance with the policies described above. Mr. Van Dyck was paid a base salary in 2003 of $440,000, which was equal to the base salary he was paid in 2002 and 2001. Accompanying the 2003 change in Mr. Van Dyck's role from Chairman and Chief Executive Officer to Chairman only, Mr. Van Dyck will no longer participate in the stock long-term incentive plans. Mr. Van Dyck continues to participate in the cash-long-term incentive plan.

      Mr. Doherty was paid a base salary in 2003 of $260,000, a thirty-seven percent increase over his 2002 base salary. Mr. Doherty's overall total compensation opportunity increased by fifty-six percent over his 2002 total compensation opportunity. This increase was in recognition of his promotion to Chief Executive Officer effective April 2003. Mr. Doherty participates in the stock and cash long-term incentive plans.

      The Committee believes its philosophy of placing a substantial portion of an executive officer's compensation at risk, dependent upon the Company's performance, was achieved.

IV. Internal Revenue Code Considerations

      Payments made during 2003 to the Chairman, the Chief Executive Officer and the other named executive officers under the plans discussed above (other than the Equity Compensation Plan) were made without regard to the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended. That section restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the chief executive officer and any of the four most highly compensated other officers to $1.0 million except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. Stock option and restricted stock grants to the Chief Executive Officer were made under the stock option plan which was approved by stockholders in April 1994, and amended and restated in May 1997, and the stock options (but not the restricted stock) meet the requirements of Section 162(m). Certain stock option and restricted stock grants to other named officers were made under a stock option plan that was approved by the Board of Directors but not the stockholders. While stock grants will not qualify for an exception under Section 162(m), the compensation of these officers, including expected option values, is unlikely to approach the deductible limit. Accordingly, the Committee does not believe that the provisions of Section 162(m) will have any adverse effect on the Company.

Respectfully Submitted,
Compensation Committee of the Maritrans Inc. Board of Directors

Dr. Robert E. Boni, Chairman
Dr. Craig E. Dorman
William A. Smith

                         TOTAL STOCKHOLDER RETURN GRAPH

     The following chart shows a five-year comparison of cumulative total returns for the Company's Common Stock during the period from December 31, 1998 to December 31, 2003 with the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index over the same period. The comparison assumes an investment of $100 on December 31, 1997 in each index and the Company's Common Stock and that all dividends and distributions were reinvested.

                                                       UPDATING
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
As of          TUG             Base 100          DOW              Base 100    Transport       Base 100
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/98       5.14            100.00            328.28           100.00      106.39          100.00      1998
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/99       4.52            87.97             402.88           122.72      150.35          141.32      1999
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/00       7.40            144.15            365.68           111.39      186.64          175.43      2000
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/01       11.21           218.18            321.97           98.08       191.18          179.70      2001
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/02       13.09           254.89            250.89           76.43       179.80          169.00      2002
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------
12/31/03       16.71           325.33            328.03           99.92       273.48          257.05      2003
-------------- --------------- ----------------- ---------------- ----------- --------------- ----------- -----------

                              CERTAIN TRANSACTIONS

        For a description of employment agreements and severance and non-competition agreements with the executive officers of the Company see "Compensation of Directors and Executive Officers--Employment Agreements" and "Compensation of Directors and Executive Officers--Severance and Non-Competition Agreements."

        Other

        Robert J. Lichtenstein, a director of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP. The Company retained this firm for various matters during 2003 and expects to do so again during 2004.

                                  OTHER MATTERS

        Management is not aware of any matters to come before the Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Meeting or any adjournments or postponements thereof, those persons named as proxies on the enclosed Proxy Form will vote thereon according to their best judgment.

                STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Proposals of stockholders proposed to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before November 28, 2004, in order to be considered for inclusion in the proxy material to be issued in connection with such meeting. Proposals should be directed to the attention of the Secretary of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all such reports they file.

        Based solely on written representations of purchases and sales of the Company's Common Stock from reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of the Company's Common Stock have been observed in respect to the year ended December 31, 2003.

Appendix A
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                OF MARITRANS INC.

I.       Purpose

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Maritrans Inc. (the "Company") is appointed by, and generally acts on behalf of, the Board. The Committee's purposes shall be:

         A. To assist the Board in its oversight of (1) the integrity of the Company's financial statements; and (2) the Company's compliance with legal and regulatory requirements;

         B. To interact directly with and evaluate the performance of the independent auditors, including determining whether to engage or dismiss the independent auditors and to monitor the independent auditors' qualifications and independence;

         C. To interact directly with and evaluate the performance of the internal auditor service providers, including to determine whether to engage or dismiss the providers and to monitor the providers qualifications and independence; and

         D. To prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

         Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management's representations, or to determine that the Company's financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles ("GAAP"), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent auditors are in fact "independent."

II.      Membership

         A. The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that the member has met the independence criteria set forth in the Company's Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

                  1. No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

                  2. No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

         B. All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be an "audit committee financial expert" as that term is defined by the SEC.

         C. The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board for one-year terms. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

         D. Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.     Meetings and Procedures

         A. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

         B. The Committee shall meet with the independent auditors, the senior personnel providing the Company's internal audit services, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

         C. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

         D. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

         E. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

         F. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

         G. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

         H. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

         I. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.      Duties and Responsibilities

         A.       Financial Reporting Process

                  1. The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company's annual report on Form 10-K, the quarterly financial statements to be included in the Company's Form 10-Qs, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company's accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including the use of pro forma or non-GAAP financial information), the adequacy of the Company's internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company's financial statements.

                  2. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

                  3. The Committee shall review earnings press releases prior to their release.

                  4. The Committee shall prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

         B.       Risks and Control Environment

                  1. The Committee shall discuss periodically with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures.

                  2. The Committee shall review periodically the Company's Business Ethics Policy, and shall have the authority to grant waivers of the Company's Business Ethics Policy to the Company's directors and executive officers.

                  3. The Committee shall meet periodically with the senior personnel providing the internal audit services, the general counsel's office, and the independent auditors to review the Company's policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company's Business Ethics Policy.

                  4. The Committee shall oversee the Company's disclosure controls and procedures, including applicable internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding and control of assets, and, where applicable, shall oversee the changes in internal controls intended to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors' report on, and attestation of, management's evaluation of internal controls and procedures for financial reporting, when those reports are required by SEC rules.

         C.       Independent Auditors

                  1. The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company's independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

                  2. The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

                  3. Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

                  4. The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; (iii) any material litigation the firm is involved in, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iv) in order to assess the firm's independence, all relationships between the firm and the Company.

                  5. The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company's selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

                  6. The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and management's response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., SAS 61 and Independent Standards Board No. 1), and shall resolve any disagreements between the independent auditors and management.

                  7. After reviewing the reports from the independent auditors and the independent auditors' work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors' performance and independence, including considering whether the independent auditors' quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management and the senior personnel providing the Company's internal audit services. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

                  8. The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

         D.       Internal Audit Function

                  1. The Committee shall oversee the activities, organizational structure, and qualifications of the persons providing the internal audit services.

                  2. The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit services.

                  3. The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the personnel performing the internal audit services.

                  4. The Committee shall discuss with the personnel performing the internal audit services any changes to, and the implementation of, the internal audit plan and any special projects and discuss the results of the internal audits and special projects.

                  5. The Committee shall review any significant reports to management prepared by the internal audit service providers and management's responses.

         E.       Evaluations and Reports

                  1. The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

                  2. The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company's public reporting, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, the performance of the Company's internal audit service providers, and the effectiveness of the Company's disclosure controls and procedures.

         F.       Other Matters

                  1. The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

                  2. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

                  3. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

                  4. The Committee shall maintain free and open communication with the Board, management, the internal auditor service provider, and the independent auditors.

                  5. The Committee shall perform any other activities consistent with this Charter, the Company's Certificate of Incorporation, the Company's Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

                                 MARITRANS INC.                            PROXY

    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 29,2004.

    This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Directors.

    The stockholder(s) represented herein appoint(s) Walter T. Bromfield, and Judith M. Cortina, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Maritrans Inc. to be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602, on April 29, 2004 at 9:00 a.m., and in any adjournment or postponement thereof, as specified in this proxy:

    (To Be Signed on Reverse Side.)

    Please Detach and Mail in Envelope Provided

________________________________________________________________________________

    A /X/ Please mark your votes as in this example.

              The Board of Directors recommends a vote FOR Item 1.

Item 1:
Election of the Director                             Nominee

3 Year Term          FOR / /       WITHHELD / /      Mr. Robert J. Lichtenstein
                                                     Mr. Frederick C. Haab


In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                            IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                                     I wish to attend the Annual Meeting of
                                     Maritrans, Inc. Scheduled for Thursday,
                                     April 29, 2004 at 9:00 a.m. in Tampa,
                                     Florida. Please provide me with an
                                     admittance card.  / /

                                     Change of Address Please Note Below / /


                                     Change of Address


Signature__________________________  Date:______________________________________

Signature__________________________  Date:______________________________________
    (Signature, if shares held jointly)

NOTE: Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, Administrators, Trustee, etc. should so indicate when signing.